UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 21, 2023

Radius Global Infrastructure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39568	88-1807259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bala Plaza East, Suite 502 Bala Cynwyd, PA	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	RADI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 21, 2023 (the “Closing Date”), Radius Global Infrastructure, Inc., a Delaware corporation (“Radius” or the “Company”), EQT Active Core Infrastructure (“EQT”) and the Public Sector Pension Investment Board (“PSP”), completed the previously announced acquisition of Radius by EQT and PSP, through certain of their respective controlled affiliates. Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 1, 2023, by and among Radius, APW OpCo LLC, a Delaware limited liability company (“OpCo”), Chord Parent, Inc., a Delaware corporation (“Parent”), Chord Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”) and Chord Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub I (“Merger Sub II”), (a) Merger Sub II merged with and into OpCo (the “OpCo Merger”), with OpCo surviving the OpCo Merger as a subsidiary of Parent and the Company (the “Surviving LLC”), and (b) Merger Sub I merged with and into the Company, (the “Company Merger” and, together with the OpCo Merger, the “Mergers”), with the Company surviving the Company Merger as a subsidiary of Parent (the “Surviving Corporation”).

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the consummation of the Mergers, on the Closing Date, the Company, OpCo and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), entered into the first supplemental indenture (the “First Supplemental Indenture”) to the indenture, dated as of September 13, 2021, between the Company, OpCo and the Trustee (“Indenture”), pursuant to which the Company issued its 2.50% Convertible Senior Notes due 2026 (the “Notes”), of which $264,500,000 aggregate principal amount was outstanding on September 20, 2023.

Pursuant to the terms of the Indenture, the Company was required to enter into the First Supplemental Indenture prior to or at the effective time of the Company Merger (the “Company Merger Effective Time”). The First Supplemental Indenture provides that the right to convert each $1,000 principal amount of the Notes will be changed into the right to convert such principal amount of the Notes into the merger consideration (which is $15.00 of cash per share) (the “Merger Consideration”) that a holder of a number of shares of Class A Common Stock equal to the conversion rate immediately prior to the Company Merger Effective Time would have owned or been entitled to receive upon the closing of the Mergers. Accordingly, any reference in respect of a holder’s conversion rights to a share of Class A Common Stock in the Indenture will be deemed a reference to a right to receive the Merger Consideration.

The foregoing descriptions of the Indenture and the First Supplemental Indenture contained in this Item 1.01 do not purport to be complete, and are subject to, and qualified in their entirety by reference to the full text of the Indenture and the First Supplemental Indenture. A copy of the Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 13, 2021 and a copy of the First Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K. The Indenture and the First Supplemental Indenture are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, in connection with the pricing of the Notes and the exercise in full of the over-allotment option granted to the initial purchasers of the Notes on September 8, 2021 and September 9, 2021, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with each of Goldman Sachs & Co. LLC, Jefferies LLC, Mizuho Securities USA LLC and Nomura Securities International, Inc. (collectively, the “Option Counterparties” and each, an “Option Counterparty”).

In connection with the Mergers, the Company agreed with each of the Option Counterparties to terminate the Capped Call Transactions with each such Option Counterparty. As a result, each Option Counterparty made separate payments to the Company for a total of $14,344,337 in the aggregate from all Option Counterparties. Upon the Company’s receipt of such payments on the Closing Date, all of the Capped Call Transactions were terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the Company Merger Effective Time, (a) each share of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), issued and outstanding immediately prior to the Company Merger Effective Time, except as otherwise specified in the Merger Agreement, was converted into the right to receive the Merger Consideration, without interest and subject to any required withholding of tax, (b) each share of Class B common stock, par value $0.0001 per share, of the Company, issued and outstanding immediately prior to the Company Merger Effective Time was canceled for no consideration, (c) each share of preferred stock, par value $0.0001 per share, of the Company designated as “Series A Founder Preferred Stock”, issued and outstanding immediately prior to the Company Merger Effective Time was converted into the right to receive the Merger Consideration, without interest and subject to any required withholding of tax and (d) each share of preferred stock, par value $0.0001 per share, of the Company designated as “Series B Founder Preferred Stock”, issued and outstanding immediately prior to the Company Merger Effective Time was canceled for no consideration.

At the effective time of the OpCo Merger (the “OpCo Merger Effective Time”), (a) each unit of limited liability company interests of OpCo designated as “Class A Common” units (“Class A Common Units”) under the Second Amended and Restated Limited Liability Company Agreement of OpCo, dated as of July 31, 2020 (the “OpCo LLC Agreement”), issued and outstanding immediately prior to the OpCo Merger Effective Time was converted into one unit of limited liability company interests in the Surviving LLC, (b) each unit of limited liability company interests of OpCo designated as “Class B Common” units (“Class B Common Units”) under the OpCo LLC Agreement issued and outstanding immediately prior to the OpCo Merger Effective Time, except as otherwise specified in the Merger Agreement, was converted into the right to receive the Merger Consideration, without interest and subject to any required withholding of tax, (c) the single unit of limited liability company interests of OpCo designated as the “Carry Unit” under the OpCo LLC Agreement was canceled for no consideration, (d) each unit of limited liability company interests of OpCo designated as a “Series A Rollover Profits” unit was canceled for no consideration and (e) each unit of OpCo designated as “Series B Rollover Profits” unit outstanding immediately prior to the OpCo Merger Effective Time was deemed fully vested (to the extent unvested) and treated in the same manner as other Class B Common Units.

In addition, at the Company Merger Effective Time or OpCo Merger Effective Time, as applicable, except as otherwise agreed by Parent and the applicable award holder: (a) each stock option and LTIP Unit (as defined in the Merger Agreement) that was outstanding as of the date of the Merger Agreement vested (to the extent unvested) and was converted into the right to receive the Merger Consideration (less any applicable exercise price and with all applicable performance conditions deemed satisfied), without interest; (b) each share of restricted stock held by an employee and that was outstanding and unvested as of the Company Merger Effective Time was converted into a cash-based award based on the Merger Consideration, and generally remained outstanding and will continue to vest in accordance with its terms, subject to accelerated vesting upon a termination of the holder’s employment without cause, or as a result of the holder’s death or disability, following the Company Merger Effective Time; and (c) each share of restricted stock that was held by a non-employee director of the Company and that was outstanding as of the Company Merger Effective Time vested (to the extent unvested) and was converted into the right to receive the Merger Consideration, without interest.

Pursuant to (a) the Rollover Agreement (as defined in the Merger Agreement) entered into by William H. Berkman and certain of his affiliates, (i) Mr. Berkman and/or his affiliates contributed 100% of his existing interests in OpCo to Merger Sub II (the “Initial Rolled Units”) and (ii) at the closing of the Mergers, 75% of the Class A Common Units of the Surviving LLC received by Mr. Berkman and/or his affiliates in the OpCo Merger in respect of the Initial Rolled Units were automatically redeemed by the Surviving LLC for cash consideration equal to the amount that Mr. Berkman and/or his affiliates would have received with respect to 75% of the Initial Rolled Units had such units instead been cashed out in the OpCo Merger, and (b) the Rollover Agreements entered into by each of Scott G. Bruce, Richard I. Goldstein and Glenn J. Breisinger, each of Mr. Bruce, Mr. Goldstein and Mr. Breisinger rolled over a portion of his existing equity interests in OpCo into equity interests in the Surviving LLC.

The foregoing description of the transactions contemplated by the Merger Agreement contained in the Introductory Note and this Item 2.01 does not purport to be complete, and is subject to, and qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Radius with the SEC on March 2, 2023, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Mergers, the Company requested that Nasdaq Global Market suspend trading of the Class A Common Stock at the close of market trading on the Closing Date and file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Surviving Corporation intends to file with the SEC on behalf of the Company a certification on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Company Merger, a change of control of the registrant occurred and Merger Sub I merged with and into the Company, with the Company surviving the Company Merger as a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the consummation of the Mergers, William H. Berkman, Michael D. Fascitelli, Nick S. Advani, Antoinette Cook Bush, Noam Gottesman, Paul A. Gould, Thomas C. King, William D. Rahm and Ashley Leeds, being all of the directors of the Company immediately prior to the Company Merger Effective Time, resigned and ceased to be directors of the Company as of the Company Merger Effective Time. Effective as of the Company Merger Effective Time, Alex Greenbaum, William Berkman and Jean-Bastien Auger became directors of the Surviving Corporation.

Item 8.01.	Other Events.

On September 21, 2023, Radius issued a press release announcing the completion of the Mergers, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 1, 2023, by and among Radius Global Infrastructure, Inc., APW OpCo LLC, Chord Parent, Inc., Chord Merger Sub I, Inc. and Chord Merger Sub II, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Radius Global Infrastructure, Inc. 8-K (File No. 001-39568) filed on March 2, 2023)*

4.1	First Supplemental Indenture to the Indenture, dated as of September 21, 2023, by and among Radius Global Infrastructure, Inc., APW OpCo LLW and U.S. Bank Trust Company, National Association, as trustee.

99.1	Press Release, dated as of September 21, 2023.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

*

The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS GLOBAL INFRASTRUCTURE, INC.

Date: September 21, 2023	By:	/s/ Glenn J. Bresinger
	Name:	Glenn J. Bresinger
	Title:	Chief Financial Officer and Treasurer